SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 6, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2006, SHC Michigan Avenue, LLC (“SHC Michigan”), an entity in which a wholly owned subsidiary of Strategic Hotel Funding, L.L.C. (“SH Funding”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company”) owns an 85% controlling interest, entered into a mortgage loan with Citigroup Global Markets Realty Corp. (“Citigroup”), as lender (the “InterContinental Chicago Loan”). The principal amount of the InterContinental Chicago Loan is $120,000,000 which is accruing interest at LIBOR + 0.31% per annum. The InterContinental Chicago Loan is secured by, among other things, a mortgage on the Hotel InterContinental Chicago.

On October 6, 2006, SHC Chopin Plaza, LLC (“SHC Chopin”), an entity in which a wholly owned subsidiary of SH Funding owns an 85% controlling interest, entered into a mortgage loan with Citigroup, as lender (the “InterContinental Miami Loan”, and together with the InterContinental Chicago Loan, the “Refinancing”). The principal amount of the InterContinental Miami Loan is $90,000,000 which is accruing interest at LIBOR + 0.73% per annum. The InterContinental Miami Loan is secured by, among other things, a mortgage on the Hotel InterContinental Miami.

The foregoing description of the Refinancing is qualified in its entirety by reference to (i) the Loan and Security Agreement, dated as of October 6, 2006, by and between SHC Michigan and Citigroup, (ii) the Loan and Security Agreement, dated as of October 6, 2006, by and between SHC Chopin and Citigroup and (iii) the related Amended and Restated Notes, each dated as of October 6, 2006, copies of which are attached to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of October 6, 2006, by and between SHC Michigan and Citigroup

10.2	Amended and Restated Note, dated as of October 6, 2006

10.3	Loan and Security Agreement, dated as of October 6, 2006, by and between SHC Chopin and Citigroup

10.4	Amended and Restated Note, dated as of October 6, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

October 12, 2006	By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Vice President, Secretary and General Counsel

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